Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Auburn WA Owner, LLC

2.	CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows)

3.	CHP Batesville Healthcare Owner, LLC

4.	CHP Bay Medical CA MOB Owner, LLC

5.	CHP Beaverton OR Owner, LLC

6.	CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills)

7.	CHP Bend-High Desert OR Owner, LLC

8.	CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert)

9.	CHP Billings MT Owner, LLC

10.	CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings)

11.	CHP Boise ID Owner, LLC

12.	CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise)

13.	CHP Broadway Healthcare Owner, LLC

14.	CHP Calvert MOB Owner, LLC

15.	CHP Central Wing Annex MOB Owner, LLC

16.	CHP Chestnut Commons OH MOB Owner, LLC

17.	CHP Chula Vista CA MOB Owner, LLC

18.	CHP Claremont CA Owner, LLC

19.	CHP Claremont Holding, LLC

20.	CHP Coral Springs FL MOB Owner, LLC

21.	CHP Corvallis-West Hills OR Owner, LLC

22.	CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills)

23.	CHP Dunkirk MOB Owner, LLC

24.	CHP Escondido CA MOB Owner, LLC

25.	CHP GP, LLC

26.	CHP Gresham-Huntington Terrace OR Owner, LLC

27.	CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace)

28.	CHP Hospital Holding, LLC

29.	CHP Houston TX Hospital Land Owner, LLC

30.	CHP Houston TX Hospital Owner, LLC

31.	CHP Houston TX MOB Owner, LLC

32.	CHP Idaho Falls ID Owner, LLC

33.	CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls)

34.	CHP Isle at Cedar Ridge TX Owner, LLC

35.	CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle at Cedar Ridge)

36.	CHP Isle at Watercrest-Bryan TX Owner, LLC

37.	CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle at Watercrest-Bryan)

38.	CHP Isle at Watercrest-Mansfield TX Owner, LLC

39.	CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle at Watercrest-Mansfield)

40.	CHP Jasper AL Owner, LLC

41.	CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper)

42.	CHP Jefferson Commons Condo MOB Owner, LLC

43.	CHP Jonesboro Healthcare Owner, LLC

44.	CHP Knoxville Plaza A MOB Owner, LLC

45.	CHP Knoxville Plaza B MOB Owner, LLC

46.	CHP Lancaster OH MOB Owner, LLC

47.	CHP Leawood KS MOB Owner, LLC

48.	CHP Legacy Ranch TX Owner, LLC

49.	CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch)

50.	CHP Lincoln Plaza AZ MOB Owner, LLC

51.	CHP Longview-Monticello Park WA Owner, LLC

52.	CHP Longview-Monticello Park WA Tenant Corp.

53.	CHP Magnolia Healthcare Owner, LLC

54.	CHP Medford-Arbor Place OR Owner, LLC

55.	CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place)

56.	CHP Medical Arts MOB Owner, LLC

57.	CHP Mine Creek Healthcare Owner, LLC

58.	CHP MOB Holding, LLC

59.	CHP Montecito Partners I, LLC

60.	CHP Montecito Partners II, LLC

61.	CHP North Mountain AZ MOB Owner, LLC

62.	CHP Ohio MOB Holding, LLC

63.	CHP Park at Plainfield IL Owner, LLC

64.	CHP Park at Plainfield IL Tenant Corp. (d/b/a HarborChase of Plainfield)

65.	CHP Partners, LP

66.	CHP Raider Ranch TX Owner, LLC

67.	CHP Raider Ranch TX Senior Housing Owner, LLC

68.	CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch)

69.	CHP Roseburg-Oak Park OR Owner, LLC

70.	CHP Roseburg-Oak Park OR Tenant Corp. (d/b/a Prestige Senior Living Oak Park)

71.	CHP Salem-Gibson Creek OR Owner, LLC

72.	CHP Salem-Gibson Creek OR Tenant Corp. (d/b/a Prestige Senior Living Gibson Creek)

73.	CHP Salem-Orchard Heights OR Owner, LLC

74.	CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights)

75.	CHP Salem-Southern Hills OR Owner, LLC

76.	CHP Salem-Southern Hills OR Tenant Corp.

77.	CHP Sandy-Cascadia Village OR Owner, LLC

78.	CHP Sandy-Cascadia Village OR Tenant Corp. (d/b/a Prestige Senior Living Cascadia Village)

79.	CHP Searcy Healthcare Owner, LLC

80.	CHP Senior Living Net Lease Holding, LLC

81.	CHP SL Owner Holding I, LLC

82.	CHP SL Owner Holding II, LLC

83.	CHP Solomons Island MOB Owner, LLC

84.	CHP Sparks NV Owner, LLC

85.	CHP Sparks NV Tenant Corp.

86.	CHP Springs TX Owner, LLC

87.	CHP Springs TX Tenant Corp. (d/b/a The Springs)

88.	CHP Tega Cay SC Owner, LLC

89.	CHP Tega Cay SC Tenant Corp.

90.	CHP Tillamook-Five Rivers OR Owner, LLC

91.	CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers)

92.	CHP Town Village OK Owner, LLC

93.	CHP Town Village OK Tenant Corp.

94.	CHP TRS Holding, Inc.

95.	CHP Tualatin-Riverwood OR Owner, LLC

96.	CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood)

97.	CHP Vancouver-Bridgewood WA Owner, LLC

98.	CHP Vancouver-Bridgewood WA Tenant Corp.

99.	CHP Watercrest at Bryan TX Owner, LLC

100.	CHP Watercrest at Bryan TX Tenant Corp. (d/b/a CHP Watercrest at Bryan TX Tenant Corp.)

101.	CHP Watercrest at Mansfield Holding, LLC

102.	CHP Watercrest at Mansfield TX Owner, LLC

103.	CHP Watercrest at Mansfield TX Tenant Corp. (d/b/a Watercrest at Mansfield)

104.	CHP Westville IN MOB Owner, LLC

105.	CHP Yelm-Rosemont WA Owner, LLC

106.	CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont)

107.	CHT Aberdeen SD Senior Living, LLC

108.	CHT Acworth GA Owner, LLC

109.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth)

110.	CHT Billings MT Senior Living, LLC

111.	CHT Brookridge Heights MI Owner, LLC

112.	CHT Brookridge Heights MI Tenant Corp.

113.	CHT Casper WY Senior Living, LLC

114.	CHT Council Bluffs IA Senior Living, LLC

115.	CHT Curry House MI Owner, LLC

116.	CHT Curry House MI Tenant Corp.

117.	CHT Decatur IL Senior Living, LLC

118.	CHT GCI Partners I, LLC

119.	CHT Grand Island NE Senior Living, LLC

120.	CHT Harborchase Assisted Living Owner, LLC

121.	CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossing)

122.	CHT Lima OH Senior Living, LLC

123.	CHT Mansfield OH Senior Living, LLC

124.	CHT Marion OH Senior Living, LLC

125.	CHT SL IV Holding, LLC

126.	CHT Symphony Manor MD Owner, LLC

127.	CHT Symphony Manor MD Tenant Corp.

128.	CHT Tranquility at Fredericktowne MD Owner, LLC

129.	CHT Tranquility at Fredericktowne MD Tenant Corp.

130.	CHT Windsor Manor AL Holding, LLC

131.	CHT Windsor Manor TRS Corp.

132.	CHT Woodholme Gardens MD Owner, LLC

133.	CHT Woodholme Gardens MD Tenant Corp.

134.	CHT Zanesville OH Senior Living, LLC

135.	Grinnell IA Assisted Living Owner, LLC

136.	Grinnell IA Assisted Living Tenant, LLC

137.	Indianola IA Assisted Living Owner, LLC

138.	Indianola IA Assisted Living Tenant, LLC

139.	Nevada IA Assisted Living Owner, LLC

140.	Nevada IA Assisted Living Tenant, LLC

141.	Vinton IA Assisted Living Owner, LLC

142.	Vinton IA Assisted Living Tenant, LLC

143.	Webster City IA Assisted Living Owner, LLC

144.	Webster City IA Assisted Living Tenant, LLC

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